CARMAX REPORTS THIRD QUARTER RESULTS

Richmond, Va., December 21, 2017 – CarMax, Inc. (NYSE:KMX) today reported results for the third quarter ended November 30, 2017. Year-over-year highlights include:

▪	Net sales and operating revenues increased 11.0% to $4.11 billion.

▪	Used unit sales in comparable stores increased 2.7%.

▪	Total used unit sales rose 8.2%.

▪	Total wholesale unit sales increased 9.1%.

▪	CarMax Auto Finance (CAF) income increased 15.1% to $102.8 million.

▪	Net earnings increased 8.9% to $148.8 million and net earnings per diluted share rose 12.5% to $0.81.

Third Quarter Business Performance Review

Sales. Total used vehicle unit sales grew 8.2% and comparable store used unit sales rose 2.7% versus the prior year’s third quarter. The comparable store sales performance reflected an increase in conversion, partially offset by lower store traffic. We were able to leverage our national footprint and nationwide transportation network to quickly transfer vehicles into hurricane-affected markets, and these stores drove our third quarter comparable store unit sales growth.

Total wholesale vehicle unit sales increased 9.1% compared with the third quarter of fiscal 2017, reflecting a substantial increase in our appraisal buy rate and the growth in our store base. We believe the appraisal buy rate benefited from strong wholesale industry vehicle valuations.
Other sales and revenues increased 5.1% compared with the third quarter of fiscal 2017, primarily reflecting improvements in extended protection plan (EPP) revenues, partially offset by a decline in net third-party finance fees. EPP revenues increased 9.8%, largely due to the growth in our used unit sales. The $3.7 million reduction in third-party finance fees reflected shifts in our sales mix by finance channel.

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Gross Profit. Total gross profit increased 7.2% versus last year’s third quarter, to $539.2 million. Used vehicle gross profit rose 7.9%, driven by the 8.2% increase in total used unit sales. Used vehicle gross profit per unit was similar at $2,148 versus $2,155 in the prior year period. Wholesale vehicle gross profit increased 13.1% versus the prior year’s quarter, driven by the 9.1% increase in wholesale unit sales and an increase in wholesale vehicle gross profit per unit to $933 from $900. We believe this year’s third quarter wholesale gross profit per unit continued to benefit from a favorable depreciation environment relative to historical trends. Other gross profit declined 1.6%, reflecting a decrease in service profits, together with the noted changes in EPP revenues and net third-party finance fees.

SG&A. Compared with the third quarter of fiscal 2017, SG&A expenses increased 12.0% to $399.7 million. Factors contributing to the increase included: (i) the 13% increase in our store base since the beginning of last year’s third quarter (representing the addition of 21 stores) and (ii) a combined increase of $8.0 million in stock-based compensation expense and the accrual for corporate incentive pay. SG&A per used unit was $2,356 in the current quarter, up $81 year-over-year, of which $42 was due to the higher stock-based compensation expense and corporate incentive pay accrual.

CarMax Auto Finance.(1) Compared with last year’s third quarter, CAF income increased 15.1% to $102.8 million. The increase reflected the combined effects of the growth in average managed receivables and a decline in the provision for loan losses, partially offset by a lower total interest margin percentage. Average managed receivables grew 10.4% to $11.37 billion. The provision for loan losses declined 10.5% to $37.5 million, compared with $41.9 million in the prior year quarter. The prior year’s provision was affected by rising loss experience, while losses in the current year’s quarter were generally consistent with expectations. The allowance for loan losses as a percentage of ending managed receivables was 1.11% as of November 30, 2017, compared with 1.15% as of August 31, 2017, and 1.10% as of November 30, 2016. The total interest margin, which reflects the spread between interest and fees charged to consumers and our funding costs, was 5.7% of average managed receivables compared with 5.8% in last year’s third quarter.

Interest Expense. Interest expense rose to $17.4 million in the third quarter of fiscal 2018 from $15.1 million in the prior year’s third quarter. The increase primarily reflected higher outstanding debt in fiscal 2018 and a reduction in capitalized interest.

Income Taxes. The effective tax rate declined to 33.9% in the third quarter of fiscal 2018 from 37.8% in the prior year’s third quarter. The current year’s third quarter provision for income taxes was reduced $8.7 million by the effect of a new accounting standard for share-based compensation on stock option settlement activity. The new accounting standard, which was adopted as of the beginning of fiscal 2018, requires the income tax effects of share-based awards be recognized in the provision for income taxes when the awards vest or are settled; previously the tax effects were recognized in shareholders’ equity.

Store Openings. During the third quarter of fiscal 2018, we opened five stores. We entered one new television market (Tyler, Texas) and we added four stores in existing television markets (Philadelphia, Pennsylvania; Las Vegas, Nevada; San Francisco, California; and Seattle, Washington).

Share Repurchase Activity. During the third quarter of fiscal 2018, we repurchased 1.5 million shares of common stock for $107.2 million pursuant to our share repurchase program. As of November 30, 2017, we had $1.14 billion remaining available for repurchase under the current authorization.

(1)	Although CAF benefits from certain indirect overhead expenditures, we have not allocated indirect costs to CAF to avoid making subjective allocation decisions.

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Supplemental Financial Information
Amounts and percentage calculations may not total due to rounding.

Sales Components

	Three Months Ended November 30			Nine Months Ended November 30
(In millions)	2017	2016	Change	2017	2016	Change
Used vehicle sales	$3,425.5	$3,090.6	10.8%	$10,963.1	$9,820.4	11.6%
Wholesale vehicle sales	552.8	488.4	13.2%	1,653.9	1,616.5	2.3%
Other sales and revenues:
Extended protection plan revenues	77.1	70.2	9.8%	254.5	221.5	14.9%
Third-party finance fees, net	(12.8)	(9.1)	(40.7)%	(35.8)	(29.3)	(22.3)%
Other	64.4	61.4	5.0%	200.3	196.0	2.2%
Total other sales and revenues	128.7	122.5	5.1%	419.0	388.2	7.9%
Total net sales and operating revenues	$4,107.0	$3,701.5	11.0%	$13,036.0	$11,825.2	10.2%

Unit Sales

	Three Months Ended November 30			Nine Months Ended November 30
	2017	2016	Change	2017	2016	Change
Used vehicles	169,648	156,789	8.2%	550,940	495,277	11.2%
Wholesale vehicles	100,332	91,973	9.1%	309,283	300,543	2.9%

Average Selling Prices

	Three Months Ended November 30			Nine Months Ended November 30
	2017	2016	Change	2017	2016	Change
Used vehicles	$20,008	$19,520	2.5%	$19,705	$19,640	0.3%
Wholesale vehicles	$5,268	$5,103	3.2%	$5,110	$5,165	(1.1)%

Vehicle Sales Changes

	Three Months Ended November 30		Nine Months Ended November 30
	2017	2016	2017	2016
Used vehicle units	8.2%	9.1%	11.2%	6.6%
Used vehicle revenues	10.8%	6.2%	11.6%	5.0%

Wholesale vehicle units	9.1%	(2.2)%	2.9%	(0.6)%
Wholesale vehicle revenues	13.2%	(4.9)%	2.3%	(3.9)%

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Comparable Store Used Vehicle Sales Changes (1)

	Three Months Ended November 30		Nine Months Ended November 30
	2017	2016	2017	2016
Used vehicle units	2.7%	5.4%	5.5%	2.8%
Used vehicle revenues	5.3%	2.5%	5.8%	1.2%

(1)
Stores are added to the comparable store base beginning in their fourteenth full month of operation. Comparable store calculations include results for a set of stores that were included in our comparable store base in both the current and corresponding prior year periods.

Used Vehicle Financing Penetration by Channel (Before the Impact of 3-day Payoffs) (1)

	Three Months Ended November 30		Nine Months Ended November 30
	2017	2016	2017	2016
CAF (2)	49.2%	50.1%	48.5%	49.9%
Tier 2 (3)	15.4%	17.0%	16.9%	17.7%
Tier 3 (4)	10.8%	9.7%	10.1%	9.9%
Other (5)	24.6%	23.2%	24.5%	22.5%
Total	100.0%	100.0%	100.0%	100.0%

(1)	Calculated as used vehicle units financed for respective channel as a percentage of total used units sold.

(2)	Includes CAF's Tier 3 loan originations, which represent less than 1% of total used units sold.

(3)	Third-party finance providers who generally pay us a fee or to whom no fee is paid.

(4)	Third-party finance providers to whom we pay a fee.

(5)	Represents customers arranging their own financing and customers that do not require financing.

Selected Operating Ratios

	Three Months Ended November 30				Nine Months Ended November 30
(In millions)	2017	% (1)	2016	% (1)	2017	% (1)	2016	% (1)
Net sales and operating revenues	$4,107.0	100.0	$3,701.5	100.0	$13,036.0	100.0	$11,825.2	100.0
Gross profit	$539.2	13.1	$503.1	13.6	$1,792.1	13.7	$1,621.1	13.7
CarMax Auto Finance income	$102.8	2.5	$89.4	2.4	$320.1	2.5	$286.1	2.4
Selling, general, and administrative expenses	$399.7	9.7	$356.7	9.6	$1,208.2	9.3	$1,103.1	9.3
Interest expense	$17.4	0.4	$15.1	0.4	$51.1	0.4	$40.1	0.3
Earnings before income taxes	$225.2	5.5	$219.7	5.9	$853.5	6.5	$764.1	6.5
Net earnings	$148.8	3.6	$136.6	3.7	$542.0	4.2	$474.4	4.0

(1)	Calculated as a percentage of net sales and operating revenues.

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Gross Profit

	Three Months Ended November 30			Nine Months Ended November 30
(In millions)	2017	2016	Change	2017	2016	Change
Used vehicle gross profit	$364.3	$337.8	7.9%	$1,201.4	$1,076.1	11.6%
Wholesale vehicle gross profit	93.6	82.8	13.1%	298.5	277.1	7.7%
Other gross profit	81.3	82.5	(1.6)%	292.2	267.9	9.1%
Total	$539.2	$503.1	7.2%	$1,792.1	$1,621.1	10.5%

Gross Profit per Unit

	Three Months Ended November 30				Nine Months Ended November 30
	2017		2016		2017		2016
	$ per unit(1)	%(2)	$ per unit(1)	%(2)	$ per unit(1)	%(2)	$ per unit(1)	%(2)
Used vehicle gross profit	$2,148	10.6	$2,155	10.9	$2,181	11.0	$2,173	11.0
Wholesale vehicle gross profit	$933	16.9	$900	16.9	$965	18.1	$922	17.1
Other gross profit	$479	63.1	$527	67.4	$530	69.7	$541	69.0
Total gross profit	$3,178	13.1	$3,209	13.6	$3,253	13.7	$3,273	13.7

(1)	Calculated as category gross profit divided by its respective units sold, except the other and total categories, which are divided by total used units sold.

(2)	Calculated as a percentage of its respective sales or revenue.

SG&A Expenses

	Three Months Ended November 30			Nine Months Ended November 30
(In millions)	2017	2016	Change	2017	2016	Change
Compensation and benefits (1)	$209.8	$182.2	15.1%	$650.4	$598.1	8.7%
Store occupancy costs	86.0	75.8	13.4%	250.9	222.6	12.7%
Advertising expense	36.5	34.8	4.9%	114.3	104.1	9.8%
Other overhead costs (2)	67.4	63.9	5.4%	192.6	178.3	8.0%
Total SG&A expenses	$399.7	$356.7	12.0%	$1,208.2	$1,103.1	9.5%
SG&A per used unit	$2,356	$2,275	$81	$2,193	$2,227	$(34)

(1)	Excludes compensation and benefits related to reconditioning and vehicle repair service, which are included in cost of sales.

(2)	Includes IT expenses, preopening and relocation costs, insurance, travel, non-CAF bad debt, charitable contributions and other administrative expenses.

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Components of CAF Income and Other CAF Information

	Three Months Ended November 30				Nine Months Ended November 30
(In millions)	2017	% (1)	2016	% (1)	2017	% (1)	2016	% (1)
Interest margin:
Interest and fee income	$217.1	7.6	$192.7	7.5	$637.4	7.7	$567.0	7.5
Interest expense	(55.4)	(2.0)	(44.1)	(1.7)	(156.6)	(1.9)	(125.3)	(1.7)
Total interest margin	161.7	5.7	148.6	5.8	480.8	5.8	441.7	5.9
Provision for loan losses	(37.5)	(1.3)	(41.9)	(1.6)	(99.0)	(1.2)	(104.2)	(1.4)
Total interest margin after
provision for loan losses	124.2	4.4	106.7	4.1	381.8	4.6	337.5	4.5

Total direct expenses	(21.4)	(0.8)	(17.3)	(0.7)	(61.7)	(0.7)	(51.4)	(0.7)
CarMax Auto Finance income	$102.8	3.6	$89.4	3.5	$320.1	3.9	$286.1	3.8

Total average managed receivables	$11,365.6		$10,297.8		$11,102.4		$10,030.9
Net loans originated	$1,454.5		$1,339.1		$4,542.8		$4,217.7
Net penetration rate	44.2%		45.0%		43.1%		44.7%
Weighted average contract rate	7.7%		7.3%		7.7%		7.4%

Ending allowance for loan losses	$127.7		$114.8		$127.7		$114.8

Warehouse facility information:
Ending funded receivables	$1,882.0		$1,677.0		$1,882.0		$1,677.0
Ending unused capacity	$1,058.0		$1,123.0		$1,058.0		$1,123.0

(1)	Annualized percentage of total average managed receivables.

Earnings Highlights

	Three Months Ended November 30			Nine Months Ended November 30
(In millions except per share data)	2017	2016	Change	2017	2016	Change
Net earnings	$148.8	$136.6	8.9%	$542.0	$474.4	14.3%
Diluted weighted average shares outstanding	184.0	190.8	(3.6)%	185.2	193.2	(4.2)%
Net earnings per diluted share	$0.81	$0.72	12.5%	$2.93	$2.45	19.6%

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Planned Store Openings

We currently plan to open the following stores within 12 months from November 30, 2017. During this period, we will be entering eight new television markets and expanding our presence in seven existing television markets. Of the 15 stores we plan to open during the 12 months ending November 30, 2018, 12 will be in Metropolitan Statistical Areas having populations of 600,000 or less, which we define as small markets.

Location	Television Market	Metropolitan Statistical Area	Planned Opening Date
Myrtle Beach, South Carolina (1)	Myrtle Beach/Florence (2)	Myrtle Beach	Q4 Fiscal 2018
South Portland, Maine	Portland/Auburn (2)	Portland	Q4 Fiscal 2018
Manchester, New Hampshire	Boston	Manchester	Q4 Fiscal 2018
Golden, Colorado	Denver	Denver/Aurora	Q4 Fiscal 2018
Winterville, North Carolina	Greenville/New Bern/Washington (2)	Greenville	Q1 Fiscal 2019
McKinney, Texas	Dallas/Ft. Worth	Dallas/Ft. Worth	Q1 Fiscal 2019
Jensen Beach, Florida	Miami/Ft. Lauderdale/W. Palm Beach	Port St. Lucie	Q1 Fiscal 2019
Santa Fe, New Mexico	Albuquerque/Santa Fe	Santa Fe	Q2 Fiscal 2019
Warner Robins, Georgia	Macon (2)	Warner Robins	Q2 Fiscal 2019
Norman, Oklahoma	Oklahoma City	Oklahoma City	Q2 Fiscal 2019
Wilmington, North Carolina	Wilmington (2)	Wilmington	Q3 Fiscal 2019
Lafayette, Louisiana	Lafayette (2)	Lafayette	Q3 Fiscal 2019
Corpus Christi, Texas	Corpus Christi (2)	Corpus Christi	Q3 Fiscal 2019
Shreveport, Louisiana	Shreveport (2)	Shreveport	Q3 Fiscal 2019
Melbourne, Florida	Orlando/Daytona Beach	Palm Bay/Melbourne	Q3 Fiscal 2019

(1)	Store opened in December 2017.

(2)	Represents new television market as of planned store opening date.

Normal construction, permitting or other scheduling delays could shift the opening dates of any of these stores into a later period.

Conference Call Information

We will host a conference call for investors at 9:00 a.m. ET today, December 21, 2017. Domestic investors may access the call at 1-888-298-3261 (international callers dial 1-706-679-7457). The conference I.D. for both domestic and international callers is 73777146. A live webcast of the call will be available on our investor information home page at investors.carmax.com.

A webcast replay of the call will be available at investors.carmax.com through April 3, 2018. A telephone replay also will be available through December 29, 2017, and may be accessed by dialing 1-855-859-2056 (international callers dial 1-404-537-3406). The conference I.D. for both domestic and international callers is 73777146.

Fourth Quarter Fiscal 2018 Earnings Release Date

We currently plan to release results for the fourth quarter ending February 28, 2018, on Wednesday, April 4, 2018, before the opening of trading on the New York Stock Exchange. We plan to host a conference call for investors at 9:00 a.m. ET on that date. Information on this conference call will be available on our investor information home page at investors.carmax.com in March 2018.

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About CarMax

CarMax is the nation’s largest retailer of used cars, currently operating 185 stores in 39 states nationwide. CarMax revolutionized the auto industry by delivering the honest, transparent and high-integrity car buying experience customers want and deserve. For more than 20 years, CarMax has made car buying more ethical, fair and stress-free by offering a no-haggle, no-hassle experience and an incredible selection of vehicles. CarMax makes selling your car easy too, by offering no-obligation appraisals good for seven days. At CarMax, we’ll buy your car even if you don’t buy ours®. CarMax has more than 24,000 associates nationwide and for 13 consecutive years has been named as one of the Fortune 100 Best Companies to Work For®. During the twelve months ended February 28, 2017, the company retailed 671,294 used vehicles and sold 391,686 wholesale vehicles at its in-store auctions. For more information, access the CarMax website at www.carmax.com.

Forward-Looking Statements

We caution readers that the statements contained in this release about our future business plans, operations, opportunities or prospects, including without limitation any statements or factors regarding expected sales, margins, expenses, capital expenditures, debt obligations or earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “should,” “will” and other similar expressions, whether in the negative or affirmative. Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. Among the factors that could cause actual results and outcomes to differ materially from those contained in the forward-looking statements are the following:

•	Changes in the competitive landscape and/or our failure to successfully adjust to such changes.

•	Events that damage our reputation or harm the perception of the quality of our brand.

•	Changes in general or regional U.S. economic conditions.

•	Changes in tax law, including the effect of federal tax reform.

•	Changes in the availability or cost of capital and working capital financing, including changes related to the asset-backed securitization market.

•	Our inability to recruit, develop and retain associates and maintain positive associate relations.

•	The loss of key associates from our store, regional or corporate management teams or a significant increase in labor costs.

•	Security breaches or other events that result in the misappropriation, loss or other unauthorized disclosure of confidential customer, associate or corporate information.

•	Significant changes in prices of new and used vehicles.

•	Changes in economic conditions or other factors that result in greater credit losses for CAF’s portfolio of auto loan receivables than anticipated.

•	A reduction in the availability of or access to sources of inventory or a failure to expeditiously liquidate inventory.

•	Changes in consumer credit availability provided by our third-party finance providers.

•	Changes in the availability of extended protection plan products from third-party providers.

•	Factors related to the regulatory and legislative environment in which we operate.

•	Factors related to geographic and sales growth, including the inability to effectively manage our growth.

•	The failure of or inability to sufficiently enhance key information systems.

•	The effect of various litigation matters.

•	Adverse conditions affecting one or more automotive manufacturers, and manufacturer recalls.

•
The inaccuracy of estimates and assumptions used in the preparation of our financial statements, or the effect of new accounting requirements or changes to U.S. generally accepted accounting principles.

•	The performance of the third-party vendors we rely on for key components of our business.

•	Factors related to seasonal fluctuations in our business.

•	The occurrence of severe weather events.

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•	Factors related to the geographic concentration of our stores.

For more details on factors that could affect expectations, see our Annual Report on Form 10-K for the fiscal year ended February 28, 2017, and our quarterly or current reports as filed with or furnished to the U.S. Securities and Exchange Commission. Our filings are publicly available on our investor information home page at investors.carmax.com. Requests for information may also be made to the Investor Relations Department by email to investor_relations@carmax.com or by calling 1-804-747-0422 ext. 4391. We undertake no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.
Contacts:

Investors:
Katharine Kenny, Vice President, Investor Relations, (804) 935-4591
Celeste Gunter, Manager, Investor Relations, (804) 935-4597

Media:
pr@carmax.com, (855) 887-2915

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CARMAX, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)

	Three Months Ended November 30				Nine Months Ended November 30
(In thousands except per share data)	2017	% (1)	2016	% (1)	2017	% (1)	2016	% (1)
SALES AND OPERATING REVENUES:
Used vehicle sales	$3,425,540	83.4	$3,090,613	83.5	$10,963,113	84.1	$9,820,401	83.0
Wholesale vehicle sales	552,754	13.5	488,385	13.2	1,653,911	12.7	1,616,528	13.7
Other sales and revenues	128,723	3.1	122,526	3.3	418,967	3.2	388,229	3.3
NET SALES AND OPERATING REVENUES	4,107,017	100.0	3,701,524	100.0	13,035,991	100.0	11,825,158	100.0
Cost of sales	3,567,829	86.9	3,198,389	86.4	11,243,860	86.3	10,204,024	86.3
GROSS PROFIT	539,188	13.1	503,135	13.6	1,792,131	13.7	1,621,134	13.7
CARMAX AUTO FINANCE INCOME	102,810	2.5	89,359	2.4	320,109	2.5	286,086	2.4
Selling, general and administrative expenses	399,672	9.7	356,735	9.6	1,208,237	9.3	1,103,091	9.3
Interest expense	17,405	0.4	15,071	0.4	51,079	0.4	40,063	0.3
Other (income) expense	(279)	—	1,027	—	(561)	—	(24)	—
Earnings before income taxes	225,200	5.5	219,661	5.9	853,485	6.5	764,090	6.5
Income tax provision	76,360	1.9	83,016	2.2	311,519	2.4	289,723	2.5
NET EARNINGS	$148,840	3.6	$136,645	3.7	$541,966	4.2	$474,367	4.0
WEIGHTED AVERAGE COMMON SHARES:
Basic	181,888		189,200		183,324		191,431
Diluted	184,033		190,818		185,201		193,239
NET EARNINGS PER SHARE:
Basic	$0.82		$0.72		$2.96		$2.48
Diluted	$0.81		$0.72		$2.93		$2.45

(1)    Percents are calculated as a percentage of net sales and operating revenues and may not total due to rounding.

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CARMAX, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As of
	November 30	February 28	November 30
(In thousands except share data)	2017	2017	2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$26,287	$38,416	$23,713
Restricted cash from collections on auto loan receivables	388,945	380,353	357,040
Accounts receivable, net	95,841	152,388	92,003
Inventory	2,440,551	2,260,563	2,170,175
Other current assets	53,299	41,910	41,347
TOTAL CURRENT ASSETS	3,004,923	2,873,630	2,684,278
Auto loan receivables, net	11,376,825	10,596,076	10,333,318
Property and equipment, net	2,634,442	2,518,393	2,449,343
Deferred income taxes	133,173	150,962	155,995
Other assets	154,051	140,295	137,133
TOTAL ASSETS	$17,303,414	$16,279,356	$15,760,067

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$519,984	$494,989	$476,757
Accrued expenses and other current liabilities	233,397	266,128	224,585
Accrued income taxes	—	1,404	2,071
Short-term debt	593	62	880
Current portion of finance and capital lease obligations	9,590	9,491	10,566
Current portion of non-recourse notes payable	348,114	333,713	312,858
TOTAL CURRENT LIABILITIES	1,111,678	1,105,787	1,027,717
Long-term debt, excluding current portion	1,042,874	952,562	888,161
Finance and capital lease obligations, excluding current portion	490,968	486,645	466,965
Non-recourse notes payable, excluding current portion	11,117,495	10,387,231	10,129,401
Other liabilities	239,672	238,551	232,439
TOTAL LIABILITIES	14,002,687	13,170,776	12,744,683

Commitments and contingent liabilities
SHAREHOLDERS’ EQUITY:
Common stock, $0.50 par value; 350,000,000 shares authorized; 181,489,439 and 186,548,602 shares issued and outstanding as of November 30, 2017 and February 28, 2017, respectively	90,745	93,274	93,676
Capital in excess of par value	1,233,062	1,188,578	1,160,484
Accumulated other comprehensive loss	(51,304)	(56,555)	(60,135)
Retained earnings	2,028,224	1,883,283	1,821,359
TOTAL SHAREHOLDERS’ EQUITY	3,300,727	3,108,580	3,015,384
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$17,303,414	$16,279,356	$15,760,067

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CARMAX, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended November 30
(In thousands)	2017	2016 (1)
OPERATING ACTIVITIES:
Net earnings	$541,966	$474,367
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	133,175	125,654
Share-based compensation expense	52,363	72,026
Provision for loan losses	98,982	104,249
Provision for cancellation reserves	50,850	51,768
Deferred income tax provision (benefit)	14,384	(584)
Other	1,223	2,118
Net decrease (increase) in:
Accounts receivable, net	56,547	40,168
Inventory	(179,988)	(238,146)
Other current assets	(5,422)	(5,802)
Auto loan receivables, net	(879,731)	(900,675)
Other assets	(348)	1,193
Net (decrease) increase in:
Accounts payable, accrued expenses and other
current liabilities and accrued income taxes	(9,373)	1,840
Other liabilities	(67,750)	(64,222)
NET CASH USED IN OPERATING ACTIVITIES	(193,122)	(336,046)
INVESTING ACTIVITIES:
Capital expenditures	(227,559)	(315,543)
Proceeds from disposal of property and equipment	96	728
Increase in restricted cash from collections on auto loan receivables	(8,592)	(13,211)
Increase in restricted cash in reserve accounts	(16,799)	(11,663)
Release of restricted cash from reserve accounts	13,411	8,083
Purchases of investments	(8,525)	(6,924)
Sales of investments	466	318
NET CASH USED IN INVESTING ACTIVITIES	(247,502)	(338,212)
FINANCING ACTIVITIES:
Increase in short-term debt, net	531	452
Proceeds from issuances of long-term debt	2,996,700	1,660,600
Payments on long-term debt	(2,906,700)	(1,484,900)
Cash paid for debt issuance costs	(11,524)	(12,568)
Payments on finance and capital lease obligations	(6,704)	(8,407)
Issuances of non-recourse notes payable	7,720,963	7,235,000
Payments on non-recourse notes payable	(6,976,360)	(6,299,802)
Repurchase and retirement of common stock	(454,960)	(464,352)
Equity issuances	66,549	34,554
NET CASH PROVIDED BY FINANCING ACTIVITIES	428,495	660,577
Decrease in cash and cash equivalents	(12,129)	(13,681)
Cash and cash equivalents at beginning of year	38,416	37,394
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$26,287	$23,713

(1) In connection with our adoption of Financial Accounting Standards Board (“FASB”) ASU 2016-09 during the first quarter of fiscal 2018, cash flows related to excess tax benefits from share-based payment arrangements are now classified as operating activities rather than financing activities. Prior period amounts have been reclassified to conform to the current period’s presentation.

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